Exhibit 10.1

SCHNITZER STEEL INDUSTRIES
DEFERRED COMPENSATION PLAN

SCHNITZER STEEL INDUSTRIES
DEFERRED COMPENSATION PLAN

Schnitzer Steel Industries, Inc. an Oregon corporation, (the “Company”) on behalf of itself and its Participating Affiliates, hereby adopts this Deferred Compensation Plan, effective April 30, 2021, for the purposes of attracting high quality employees and promoting in its key employees increased efficiency and an interest in the successful operation of the Company. The Plan is intended to, and shall be interpreted to, comply in all respects with Internal Revenue Code Section 409A.  The Plan is intended to comply with those provisions of the Employee Retirement Income Security Act of 1974, as amended, applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees.”

ARTICLE 1
Definitions

1.1 “Account(s)” shall mean the Company Contribution Accounts, Scheduled Distribution Accounts, Termination Accounts, and/or Stock Unit Accounts established for a particular Participant pursuant to Article 4 of the Plan.

1.2“Administrative Committee” shall mean the person or persons appointed to administer the Plan pursuant to Article 7 of the Plan.

1.3“Affiliate” means each corporation, partnership, limited liability company or other trade or business that is required to be considered, together with the Company as a single employer under Section 414(b) or (c) of the Code, but only for the period during which such other entity is so affiliated with the Company.  Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.  For avoidance of doubt, the term Affiliate shall include foreign as well as domestic affiliates of the Company.

1.4“Base Salary” shall mean the Participant’s base annual salary excluding incentive and discretionary bonuses, severance, commissions and other non-regular forms of compensation, before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans of the Employer.

1.5“Beneficiary” shall mean the person(s) or entity designated as such in accordance with Article 6 of the Plan.

1.6“Bonus” shall mean any amount paid to the Participant by the Employer in the form of discretionary or incentive compensation (excluding Performance-Based Compensation), or any other bonus paid to the Participant by the Employer, which is designated by the Administrative Committee as a Bonus eligible for deferral under the Plan, before reductions for

Schnitzer Steel Industries Deferred Compensation Plan

contributions to or deferrals under any pension, deferred compensation or benefit plans of the Employer.

1.7“Change in Control” shall mean, with respect to the Company, any of the following events.

(a)The consummation of:

(i) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all (at least 40%), of the assets of the Company;

(b)At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Company’s Board of Directors (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

(c)Any person shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing 20% or more of the combined voting power of the then outstanding Voting Securities. For purposes of this Section 1.7, the term “person” means and includes any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company.

Notwithstanding the foregoing, no Change in Control of the Company shall be deemed to have occurred if (1) the Participant acquires (other than on the same basis as all other holders of shares of Common Stock of the Company) an equity interest in an entity that acquires the Company in a Change in Control of the Company otherwise described under subparagraph (a) above, or (2) the Participant is part of a group that constitutes a person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a Change in Control of the Company under subparagraph (c) above.

Notwithstanding the foregoing, no event shall constitute a Change in Control for purposes of this Plan if it is not a change in the ownership or effective control of the Company, or in the

Schnitzer Steel Industries Deferred Compensation Plan

ownership of a substantial portion of the assets thereof, within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder

1.8 “Code” shall mean the Internal Revenue Code of 1986, as subsequently amended, as interpreted by regulations, rulings, and applicable authorities.

1.9 “Commissions” shall mean commissions payable to the Participant for the applicable Plan Year (as determined by the Administrative Committee in compliance with Code Section 409A) before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans of the Employer.

1.10“Company” shall have the meaning given to such term in the introductory paragraph.

1.11“Company Contribution” shall mean the contribution by the Employer to the Participant’s Company Contribution Account pursuant to Section 3.2 of the Plan.

1.12“Company Contribution Account” shall mean an Account established for Company Contributions pursuant to Article 4 of the Plan.

1.13“Compensation” shall mean all amounts eligible for deferral for a particular Plan Year (or other applicable performance period) under Section 3.1.1 of the Plan.

1.14 “Distributable Amount” shall mean the vested balance in the applicable Account.

1.15“Eligible Employee” shall mean a management level or highly compensated employee of the Company or a Participating Affiliate selected by the Administrative Committee to be eligible to participate in the Plan.

1.16“Employer” shall mean the Company or Participating Affiliate for which the relevant Participant performs services and from which such Participant is entitled to the payment of Compensation.

1.17 “Equity Awards” or “Stock Units” shall mean restricted or performance based equity unit awards of a right to receive common stock of the Company at a specified date in the future made by an Employer to an Eligible Employee under an equity compensation arrangement sponsored by the Company, or such other similar equity participation awards, as are specified as eligible for deferral under the Plan from time to time by the Administrative Committee, in its discretion and in compliance with all applicable laws.

1.18 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, as interpreted by regulations, rulings and applicable authorities.

1.19 “Hardship Distribution” shall mean a distribution by reason of an Unforeseeable Emergency pursuant to Section 5.7 of the Plan.

Schnitzer Steel Industries Deferred Compensation Plan

1.20 “Investment Subaccount” shall have the meaning given to such term in Section 4.1 of the Plan.

1.21“Participant” shall mean an Eligible Employee who has elected to participate and has made a Participant Election pursuant to Article 2 of the Plan, or has received a Company Contribution.

1.22“Participant Election” shall mean an election regarding deferrals and/or distributions submitted by the Participant to the Administrative Committee on a timely basis pursuant to Article 3 of the Plan, which may include contributions, benefits, terms and conditions unique to such Participant.  The Participant Election may take the form of an electronic communication according to specifications established by the Administrative Committee.

1.23“Participating Affiliate” shall mean an Affiliate of the Company that has been designated and approved by the Administrative Committee as a Participating Affiliate and has adopted the Plan.  By adopting the Plan, a Participating Affiliate shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Administrative Committee to amend the Plan and the provisions granting exclusive authority to the Administrative Committee to administer and interpret the Plan. The Administrative Committee shall have the discretion to establish different rules and administrative practices applicable to foreign Participating Employers to the extent necessary or advisable to comply with applicable foreign laws. A Participating Affiliate may independently terminate participation in the Plan under the same terms and conditions provided for termination by the Company at the direction of the Administrative Committee under Section 9.1 of the Plan.  The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer will be liable for any benefits accrued by a Participant during any period when he or she was not employed by such Employer.

1.24“Payment Date” shall mean the date by which a lump sum payment under the Plan shall be made or the date by which installment payments under the Plan shall commence and shall, in all events, include only a qualifying distribution date, event or schedule under Code Section 409A.  The Payment Date for payments commencing upon Separation from Service shall be within ninety (90) days following Separation from Service and subsequent installments shall be made in January of each succeeding Plan Year.  In the case of death, the Administrative Committee shall be provided with documentation reasonably necessary to establish the fact of the Participant’s death and payment shall commence as soon as practicable following death within the discretionary payment period permitted under Code Section 409A.  The Payment Date of a Scheduled Distribution shall be January of the Plan Year specified by the Participant for such distribution.  Notwithstanding the foregoing, the Payment Date shall not be before the earliest date on which benefits may be distributed under Code Section 409A without the imposition of additional Code Section 409A taxes, as determined by the Administrative Committee and the Administrative Committee shall have discretion regarding the timing of payments to the extent permitted under Code Section 409A.  In the event that the Participant is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of the Company, to the extent required by Code Section 409A, the Payment Date shall be no earlier than the earlier of (i) the first day of the seventh (7th) calendar month commencing after the Participant’s Separation from Service, or (ii) the Participant’s death.  Any payments delayed by reason of the preceding

Schnitzer Steel Industries Deferred Compensation Plan

sentence shall be caught up and paid in a single lump sum on the first day such payments are permissible consistent with the application of Code Section 409A.

1.25“Performance-Based Compensation” means Compensation where the amount of, or entitlement to, the Compensation is contingent upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months.  Organizational or individual performance criteria are considered pre-established if established in writing within ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the attainment of performance objectives is substantially uncertain at the time the criteria are established.  The determination of whether Compensation qualifies as “Performance-Based Compensation” will be made in the complete and sole discretion of the Administrative Committee in accordance with Treasury Regulation Section 1.409A-1(e) and applicable authorities.

1.26“Plan” shall mean this Non-Qualified Deferred Compensation Plan.

1.27“Plan Year” shall mean the calendar year.

1.28“Retirement” shall mean the Participant’s Separation from Service, occurring on or after Retirement Age, for any reason, whether voluntary or involuntary, with or without cause or by reason of disability, but not by reason of the Participant’s death,.

1.29“Retirement Age” shall mean the date the Participant attains age fifty-five (55).

1.30“Scheduled Distribution” shall mean the distribution elected by the Participant pursuant to Section 5.3 of the Plan.

1.31“Scheduled Distribution Account” shall mean an Account established for amounts payable in the form of a Scheduled Distribution pursuant to Article 4 of the Plan.

1.32“Separation from Service” shall be interpreted consistently with the meaning of such term under Code Section 409A and shall mean, with respect to a given Participant, the date when, for any reason, including by reason of Retirement, death or disability, (but excluding approved leaves of absence of six (6) months or less, or a longer period if the right to return to employment after such period is protected by law or contract), the level of services provided by such Participant to the Employer (or any Affiliate under common ownership aggregated with the Company for purposes of Code Section 409A) in any capacity has permanently decreased to a level equal to no more than twenty percent (20%) of the average level of services performed by such Participant for the Employer during the immediately preceding thirty-six (36) month period (or the Participant’s full period of services to the Employer, if a lesser period).

1.33 “Stock Unit Account” shall mean the Account established for Equity Award deferrals as provided under Article 4 of the Plan.

1.34“Termination Account” shall mean an Account established for distribution of Participant deferrals elected to commence upon the Payment Date following Separation from Service pursuant to Article 4 of the Plan.

Schnitzer Steel Industries Deferred Compensation Plan

1.35 “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident involving the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152, but without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), the loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (but shall in all events correspond to the meaning of the term “unforeseeable emergency” in Code Section 409A).

ARTICLE 2
Participation

2.1Commencement of Participation. An Eligible Employee shall commence participation in the Plan as of the date specified in the enrollment materials provided by the Administrative Committee which designate him or her as an Eligible Employee if, and only if,  the Eligible Employee has completed all applicable Participant Elections and other documentation the Administrative Committee may reasonably request, during the enrollment period established by the Administrative Committee for such purpose.

2.2Duration of Participation.  A Participant shall continue to be eligible to make deferrals and/or to receive Company Contributions under Article 3 until the earlier of the Participant’s Separation from Service or such time as the Administrative Committee shall determine that the Participant is no longer an Eligible Employee.  Notwithstanding the foregoing, the Participant’s deferral elections shall continue in place with respect to any Compensation for services performed during the Plan Year (or other applicable performance period) in which Separation from Service or termination of eligibility shall occur and a terminated Participant’s Accounts shall continue to be credited with notional earnings or losses as provided in Article 4 until such time as the total balance of all of the Participant’s Accounts shall have been fully distributed.

ARTICLE 3
Deferrals, Contributions, and Elections

3.1Elections to Defer Compensation.

3.1.1Form of Elections.  A Participant may only elect to defer Compensation attributable to services provided after the time an election is made.  Participant Elections shall take such form and be subject to such specifications and limitations as may be prescribed by the Administrative Committee in the enrollment materials for a particular Plan Year (or applicable performance period) and shall take the form of a whole percentage, a dollar amount, a percentage up to a dollar amount, or a percentage in excess of a dollar amount, as specified by the Administrative Committee, of Base Salary, specified Bonuses, and specified Performance-Based Compensation.  Separate deferral elections may be made available for various types of Bonus or Performance-Based Compensation and applicable limitations specified by the Administrative Committee for the applicable Plan Year (or other performance period) as permitted in the complete and sole discretion of the Administrative Committee.

Schnitzer Steel Industries Deferred Compensation Plan

3.1.2Equity Award Deferrals.  A Participant may also elect to defer Equity Awards awarded or issued to the Participant for services performed in the applicable Plan Year (or other performance period), as determined in the complete and sole discretion of the Administrative Committee.

3.1.3Section 401(k) Refund Based Deferrals.  A Participant may also elect to defer annual Compensation in an amount equal to specified refunded compensation from a Company sponsored Section 401(k) plan awarded to the Participant for services performed in the applicable Plan Year (or performance period), as determined in the complete and sole discretion of the Administrative Committee.

3.1.4Administration of Deferral Elections.  The Administrative Committee shall establish appropriate procedures for such deferral elections in compliance with Code Section 409A and, notwithstanding any contrary Plan provision, may further limit the classes of deferred Compensation and/or the minimum or maximum amount deferred by any Participant or group of Participants, or waive the foregoing limits for any Participant or group of Participants, for any reason, to the extent permitted under Code Section 409A.  Any such limitations that will be applicable with respect to a Plan Year (or other applicable performance period) shall be established by the Administrative Committee before any deferral elections with respect to Compensation for services performed during such Plan Year (or other applicable performance period) otherwise become irrevocable under the terms of the Plan.  Deferrals shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Administrative Committee as necessary to not exceed 100% of the cash Compensation of the Participant remaining after deduction of applicable employment taxes and income taxes thereon and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

3.1.5Initial Deferral Election.  An Eligible Employee shall make an initial election to defer Compensation during the enrollment period established by the Administrative Committee prior to the effective date of the Participant’s commencement of participation in the Plan and such election shall apply only to Compensation for services performed after such date.  The enrollment period shall generally occur prior to the beginning of the applicable Plan Year, but the Administrative Committee may establish a special enrollment period ending no later than thirty (30) days after an Eligible Employee first becomes eligible to participate in the Plan to allow deferrals by such Eligible Employee of eligible amounts earned during the balance of such Plan Year (as long as such Eligible Employee is not already a participant in another plan or arrangement which is aggregated with this Plan for purposes of Code Section 409A).  Eligibility for mid-year enrollment of rehired or newly Eligible Employees who have previously participated in the Plan shall be permitted only in compliance with all requirements of Code Section 409A, and as determined in the complete and sole discretion of the Administrative Committee.

3.1.6Deferral Elections for Subsequent Plan Years.  A Participant may increase, decrease, terminate or recommence a deferral election with respect to Compensation for any subsequent Plan Year in which the Participant is eligible to participate in the Plan by making a Participant Election during the enrollment period established by the Administrative Committee prior to the beginning of the Plan Year in which the applicable services are performed, which

Schnitzer Steel Industries Deferred Compensation Plan

election shall be effective on the first day of the following Plan Year.  If a Participant does not submit a revised deferral election of a particular Plan Year, unless otherwise specified by the Administrative Committee in the enrollment materials, the Participant’s most recent deferral election shall govern. Notwithstanding the foregoing, in the event that a Participant’s outstanding election would result in distributions commencing prior to the earliest date permitted under the Plan or the vesting date of any such amounts, such deferrals or contributions shall be allocated to a separate Account payable on the earliest date permitted under the terms of the Plan, after vesting of such amounts.  In the absence of a valid distribution election applicable to any deferrals or contributions to the Plan, such amounts shall be allocated to the Termination Account established for such Participant under the terms of the Plan.

3.1.7 Fiscal Year Compensation.  Notwithstanding the foregoing, the Administrative Committee may allow separate deferral elections with respect to any Bonuses which are determined on the basis of the Employer’s fiscal year or years and payable after the end of the applicable fiscal year or years.  The enrollment period established for deferral of such fiscal year Bonus compensation shall be made prior to the beginning of the fiscal year in which the applicable services are performed, in compliance with all requirements of Code Section 409A.

3.1.8Performance-Based Compensation.  Notwithstanding the foregoing, the Administrative Committee may allow deferral elections or changes in deferral elections to be made no later than six (6) months before the end of the applicable performance period solely with respect to the deferral of any Compensation which qualifies as Performance-Based Compensation, if such deferral or change is in compliance with Code Section 409A.  In order for an Eligible Employee to be eligible to defer Performance-Based Compensation in accordance with the deadline established in this Section, the Eligible Employee must have performed services continuously from the later of the beginning of the performance period for such Compensation or the date on which the performance criteria for such Compensation was established through the date on which such election is made; provided, however, that no such election may be made after such Compensation has become readily ascertainable, consistent with the requirements of Code Section 409A.

3.1.9Irrevocability of Deferral Election.  After the beginning of the Plan Year (or other deadline established for mid-year commencement of participation or deferral elections as permitted above), or such earlier time as may be specified by the Administrative Committee in its discretion, deferral elections with respect to Compensation for services performed during such Plan Year (or other applicable performance period) shall be irrevocable except that the Administrative Committee may cancel a Participant’s deferral election(s) to the extent permitted under Code Section 409A in the event of an Unforeseeable Emergency or as necessary for the Participant to receive a hardship distribution under the 401(k) Plan. A Participant whose deferral election(s) have been cancelled pursuant to this Section may later resume making deferrals under the Plan only in accordance with the foregoing provisions of Section 3.1 and the requirements of Code Section 409A.

3.2Company Contributions.

3.2.1Discretionary Company Contributions.  The Employer shall have the discretion to make Company Contributions to the Plan at any time on behalf of any Participant.

Schnitzer Steel Industries Deferred Compensation Plan

Such Company Contributions, including but not limited to the terms of vesting thereof, shall be made in the complete and sole discretion of the Employer and no Participant shall have the right to receive any Company Contribution, regardless of whether Company Contributions are made on behalf of other Participants.

3.3Distribution Elections.

3.3.1Initial Election.  At the time of making a deferral election under the Plan, the Participant shall designate the time and form of distribution of deferrals made pursuant to such election (together with notional earnings or losses credited thereon) from among the alternatives specified in Article 5, if eligible.

3.3.2Modification of Election.  A distribution election with respect to previously deferred amounts may only be changed under the terms and conditions permitted under Code Section 409A and the Plan.  Except as expressly provided in Article 5 (or otherwise permitted under Code Section 409A), no acceleration of a distribution is permitted.  A subsequent election that delays payment or changes the form of payment shall be permitted if, and only if, all of the following requirements are met:

•the new election does not take effect until at least twelve (12) months after the date on which the new election is made;

•in the case of a new election related to a payment not described in Treasury Regulation Sections 1.409A-3(a)(2), 1.409A-3(a)(3) or 1.409A-3(a)(6), the election delays such payment for at least five (5) years from the date that payment would otherwise have been made (or, in the case of installment payments, the first installment payment would otherwise have been made), absent the new election; and

•in the case of a new election related to a payment described in Treasury Regulation Section 1.409A-3(a)(4), the election is made not less than twelve (12) months before the date on which payment would otherwise have been made (or, in the case of installment payments, the first installment payment would otherwise have been made) absent the new election.

For purposes of applying the above change limitations, each class year of deferral within an Account shall be treated as a separate deferral election and substantially level installment payments elected with respect of a single class year deferral shall be treated as a single payment election.  Election changes made pursuant to this Section shall be made at the discretion of, and in accordance with rules established by, the Administrative Committee, and shall comply with all requirements of Code Section 409A.

ARTICLE 4
Accounts, Crediting and Vesting

4.1Accounts.  Solely for recordkeeping purposes, a Termination Account and, if elected, a Scheduled Distribution Account, shall be maintained for each Participant and credited with the Participant’s deferrals as directed in the applicable Participant Election for each Plan Year.

Schnitzer Steel Industries Deferred Compensation Plan

One or more separate Company Contribution Accounts shall be maintained for the Participant and shall be credited with any Company Contributions at the time specified by the Administrative Committee. One or more separate Stock Unit Accounts may be maintained for the Participant and shall be credited with any deferred Equity Awards and shall be credited at the time specified by the Administrative Committee.  Each Account may be further divided into separate subaccounts for notional investment purposes (“Investment Subaccounts”) to accommodate the direction of investments as provided in Section 4.2.

4.2Investment Direction and Crediting Rate.  Amounts, other than Stock Units, credited to a Participant’s Accounts shall be credited with notional earnings or losses in a manner determined in the discretion of the Administrative Committee.  Until such time as the Administrative Committee determines otherwise, Accounts other than Stock Unit Accounts shall be credited with notional earnings or losses based on the Participant’s choice among the investment alternatives or “funds” made available from time to time by the Administrative Committee.  The Administrative Committee may establish a procedure by which a Participant may choose among investment funds specified by the Administrative Committee and may change investment elections daily on each business day, subject to administrative feasibility.  At the discretion of the Administrative Committee, the Participant’s applicable Account balance shall reflect the notional earnings or losses on the investment funds selected by the Participant.  If an investment fund selected by a Participant sustains a loss, the Participant’s applicable Account shall be reduced to reflect such loss.  If the Participant fails to elect an investment alternative for a particular Account or Investment Subaccount, the notional crediting rate with respect to that Account or Investment Subaccount shall be based on the default investment alternative selected for this purpose by the Administrative Committee.  The Participant’s choice among investment funds shall be solely for purposes of the calculation of a notional crediting rate on the Participant’s applicable Accounts.  Notwithstanding any contrary provision of the Plan, the Company (and other Employers) shall have no obligation to set aside or invest funds as directed by the Participant and, whether or not the Company (or Employer) elects to invest funds as directed by the Participant, the Participant shall have no right to payment under the Plan other than as an unsecured general creditor of the Company (or Employer).  During payout, the Participant’s Accounts, other than Stock Unit Accounts, shall continue to be credited at the notional crediting rate specified by the Administrative Committee or as selected by the Participant from among the investment alternatives or rates made available by the Administrative Committee.  However, the Administrative Committee may in its sole discretion charge a reasonable administrative fee against Accounts maintained after a Participant’s Separation from Service other than by reason of Retirement, death or disability.  Installment payments shall be recalculated annually by dividing the applicable Account balance by the number of payments remaining without regard to anticipated notional earnings or losses, or in any other reasonable manner as may be determined from time to time by the Administrative Committee.

4.3Crediting of Stock Unit Accounts.  Stock Unit Accounts may be established under the Plan in the complete and sole discretion of the Administrative Committee and shall be subject to such additional terms and conditions as may be specified by the Administrative Committee from time to time.  The Administrative Committee shall determine when and if amounts credited to a Stock Unit Account may be diversified into another form of investment after such amounts have been credited to the Account for a minimum of six months and one day.  Amounts credited to a Stock Unit Account that remain notionally invested in the form of Company stock may be

Schnitzer Steel Industries Deferred Compensation Plan

distributed in the form of common stock of the Company or, in cash equal to the fair market value of the common stock of the Company as of the date of distribution, in the complete and sole discretion of the Administrative Committee, or subject to the terms and limitations of the applicable Stock Unit plan and award agreement.  Notwithstanding any other provisions of the Plan, no common stock shall be issued to a Participant in connection with a distribution under the Plan unless, and until, such Participant has executed such documentation as may be required by the Administrative Committee and agreed to comply with all applicable securities laws.  The Administrative Committee shall administer any Stock Unit Account consistent with the terms of the applicable Stock Unit plan and agreement.  The Administrative Committee shall have the discretion to make adjustments in the number of shares, or convert or allow a Participant to elect to convert shares, if any, payable with respect to Stock Units credited to a Stock Unit Account to an alternative form of investment under the Plan after any applicable vesting and/or holding period, as appropriate to accomplish the intent of the Plan and applicable Stock Unit plan and award agreement, all as may be directed by the Administrative Committee, in its complete and sole discretion.  Prior to any distribution of common stock, Participants shall have no rights as shareholders with respect to amounts or units credited to a Stock Unit Account, except that the deferral documentation may provide that the Participant shall be entitled to receive additional credits to a Stock Unit Account in the amount of any cash or stock dividends payable on shares of Company common stock equal in number to the vested Stock Units credited to such Stock Unit Account.  Any dividends payable on vested Stock Units credited to a Stock Unit Account (i) may be denominated in Stock Units and result in a credit of additional notional Stock Units to the applicable Stock Unit Account, or (ii) may be credited to a cash Investment Subaccount and thereafter credited with notional earnings as directed by the Administrative Committee.  Pursuant to Code Section 409A, any dividend equivalents shall be considered current earnings on the Stock Unit Account and shall be credited to the appropriate Account as of the date dividends are paid to shareholders of the Company and distributed at the same time and in the same form elected for the applicable Stock Unit Account.

4.4Crediting of Accounts.  A Participant’s Accounts shall be credited as follows:

4.4.1Participant Deferrals.  As soon as administratively practicable after amounts would otherwise have been paid, issued or awarded to the Participant, as applicable, the Administrative Committee shall credit the Participant’s applicable Account with an amount equal to Compensation deferred by the Participant and shall allocate such amount to Investment Subaccounts in accordance with the Participant’s election under Section 4.2. or, in the case of a deferral of Equity Awards, to the applicable Stock Unit Account.

4.4.2Company Contributions.  On the date specified by the Administrative Committee for the crediting of a Company Contribution to the Plan on behalf of a Participant, the Administrative Committee shall credit the Participant’s Company Contribution Account with an amount equal to the Company Contribution and shall allocate such amount to Investment Subaccounts in accordance with the Participant’s election under Section 4.2.

4.4.3Distributions.  Distributions shall be deducted by the Administrative Committee from the applicable Account as of the end of the day on which such distributions are made.

Schnitzer Steel Industries Deferred Compensation Plan

4.4.4Notional Earnings or Losses.  Each business day, a Participant’s Accounts (other than Stock Unit Accounts) shall be credited with notional earnings or losses in an amount equal to that determined by multiplying the balance credited to such Accounts or applicable Investment Subaccounts as of the prior day, less any distributions valued as of the end of the prior day, by the notional crediting rate for the corresponding fund as determined by the Administrative Committee.

4.5Vesting of Accounts.  The Participant shall be vested at all times in amounts credited to the Participant’s Accounts, other than the Participant’s Company Contribution Accounts or Stock Unit Accounts.  Amounts credited to the Participant’s Company Contribution Accounts or Stock Unit Accounts shall vest in accordance with the vesting schedule and conditions, including, but not limited to, recoupment conditions, included in the award plan or agreement or determined and provided to the Participant at the time of contribution by the Administrative Committee.

4.6Statement of Accounts.  The Administrative Committee shall make available to each Participant electronic statements at least annually setting forth the Participant’s Account balances as of the end of each Plan Year.

ARTICLE 5
Distributions and Benefits

5.1Retirement Distributions.  Except as otherwise provided herein, in the event of a Participant’s Retirement, the Distributable Amount credited to the Participant’s Termination Accounts, Company Contribution Accounts and Stock Unit Accounts shall be paid to the Participant in a single lump sum unless the Participant has made an alternative benefit election on a timely basis pursuant to Section 3.3 to receive Retirement benefits in substantially equal annual installments over up to twenty (20) years.  Payments shall commence on the Payment Date following the Participant’s Retirement, or to the extent permitted by the Administrative Committee, in January of any one of the five (5) Plan Years commencing after Separation from Service.

5.2Termination Distributions.  Except as otherwise provided herein, in the event of a Participant’s Separation from Service, other than by reason of Retirement or death, the Distributable Amount credited to the Participant’s Termination Accounts, Company Contribution Accounts and Stock Unit Accounts shall be paid to the Participant in a single lump sum on the Payment Date following the Participant’s Retirement Age, unless the Participant has made an alternative benefit election on a timely basis pursuant to Section 3.3 to (i) receive the benefits in substantially equal annual installments over up to twenty (20) years and/or (ii) commence receipt of benefits on Separation from Service or in January of any one of the five (5) Plan Years commencing after Separation from Service.

5.3Scheduled Distributions.  Each Participant shall be entitled to elect in accordance with Section 3.3 to allocate Participant deferrals or vested Company Contributions for the applicable class year to a Scheduled Distribution Account.  Distribution shall be made on the Payment Date in the Plan Year specified by the Participant for such class year deferrals (the “Scheduled Distribution Date”) unless preceded by the Participant’s death which shall be subject

Schnitzer Steel Industries Deferred Compensation Plan

to Section 5.4 below.  Notwithstanding the foregoing, the Scheduled Distribution Date shall never be earlier than the first day of the third (3rd) Plan Year commencing after the Plan Year in which the deferrals are credited to the Account or, if later, the applicable vesting date.  Payment from a Scheduled Distribution Account shall be paid in the form of a single lump sum, unless the Participant has made an alternative benefit election on a timely basis pursuant to Section 3.3 to receive the Scheduled Distribution in substantially equal annual installments over up to ten (10) years.  In the event that amounts are mistakenly credited to a Scheduled Distribution Account having no Scheduled Distribution Date or a noncompliant commencement date, payments from such Account shall commence on the earliest Scheduled Distribution Date permissible under the Plan (i.e., the third Plan Year commencing after the Plan Year in which the deferrals are credited to the Account or, if later, the applicable vesting date) and shall be distributed in the form of a single lump sum.  A Participant may delay a Scheduled Distribution only if such change complies with the change rules in Section 3.3.

5.4Death Benefits.  In the event of the Participant’s death after Separation from Service but prior to complete distribution of all Plan benefits, the Employer shall pay to the Participant’s Beneficiary, the Distributable Amount of each such Account in the form of a single lump sum on the Payment Date following the Participant’s death, unless the Participant has made an alternative benefit election on a timely basis pursuant to Section 3.3 to receive benefits at the same time and in the same form they would otherwise have been paid to the Participant.  In the event of the Participant’s Separation from Service by reason of death, the Employer shall pay to the Participant’s Beneficiary, the Distributable Amount of each such Account in the form of a single lump sum on the Payment Date following the Participant’s death unless the Participant has made an alternative benefit election on a timely basis pursuant to Section 3.3 to receive pre-retirement benefits at the same time and in the same form they would otherwise have been paid to the Participant upon Retirement.

5.5Small Benefit Distribution.  Notwithstanding the foregoing, in the event the sum of all benefits payable to the Participant from all of the Participant’s Accounts at the time of the Participant’s Separation from Service (and all other amounts payable to the Participant under other arrangements which are aggregated with this Plan under Section Code 409A) is less than the applicable dollar amount under Code Section 402(g)(1)(B) for the calendar year of payment, the Administrative Committee may, in its complete and sole discretion, pay all benefits to the Participant under the Plan in a single lump sum on the Payment Date following Separation from Service, subject to compliance with all requirements of Code Section 409A.

5.6Distribution on Change in Control.  If and only if the Participant has made an election at the time of establishing an Account to have amounts credited to such Account paid on a Change in Control, then,

5.6.1if a Change in Control occurs before commencement of benefits from the applicable Account, the balance of such Account shall be distributed in the form of a single lump sum payable at the end of the fifteenth (15th) month following the month in which such Change in Control occurs, unless the Participant makes a timely election during the first three (3) months following the Change in Control in compliance with Section 3.3.2 to delay commencement of benefits from such Account by a minimum of five (5) years and to receive the benefits in the form

Schnitzer Steel Industries Deferred Compensation Plan

of a single lump sum or over a period of up to twenty (20) years in substantially equal annual installments, or

5.6.2if a Change in Control occurs after commencement of benefits from the applicable Account, the balance of such Account shall continue to be distributed in the form elected by the Participant until fifteenth (15th) month following the month in which such Change in Control occurs, and shall then be distributed in the form of a single lump sum on such date, unless the Participant has made a timely election during the first three (3) months following the Change in Control in compliance with Section 3.3.2 to delay commencement of benefits from such Account as provided above.

5.7Hardship Distribution.  Upon a finding that the Participant has suffered an Unforeseeable Emergency, subject to compliance with Code Section 409A, the Administrative Committee may, at the request of the Participant, approve a complete cessation of current deferrals under the Plan or accelerate distribution of benefits in the amount reasonably necessary to alleviate such financial hardship.  The request to take a Hardship Distribution shall be made in the form and manner specified by the Administrative Committee.  The amount distributed pursuant to this Section with respect to an Unforeseeable Emergency shall not exceed the amount necessary to satisfy such financial emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan. The amount determined by the Administrative Committee as a Hardship Distribution shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Administrative Committee.

5.8Designated Payment Date.  Notwithstanding any contrary Plan provision, in accordance with Treasury Regulation Section 1.409A-3(d), a payment will be treated as made upon the date specified under the Plan (the “Designated Payment Date”) if the payment is made (a) at such date or a later date within the same taxable year of the applicable Participant or, if later, by the fifteenth (15th) day of the third calendar month following the Designated Payment Date, or no earlier than thirty (30) days before the Designated Payment Date, and (b) the Participant is not permitted, directly or indirectly, to designate the taxable year of any payment.

Payee Designations and Limitations

6.1Beneficiaries.  Each Participant may, pursuant to such procedures as the Administrative Committee may specify, designate one or more Beneficiaries to whom payment under the Plan shall be made in the event of the Participant’s death.  A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in accordance with Section 6.1.  Any designation will be effective only upon its receipt by the Administrative Committee or its designee in good form but shall cease to be effective when a revocation of that designation is received by the Administrative Committee or its designee.  The last effective designation received by the

Schnitzer Steel Industries Deferred Compensation Plan

Administrative Committee will supersede all prior designations.  However, if a Participant fails to designate a Beneficiary as provided above, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s benefits, then the Administrative Committee shall direct the distribution of such benefits to the Participant’s surviving legal spouse, or, if the Participant is not survived by a legal spouse, to the Participant’s estate.

6.2Payments to Minors.  In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person’s living parent(s) to act as custodian, (ii) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, to act as custodian, or (iii) if no parent of that person is then living and the Administrative Committee so determines, to a custodian selected by the Administrative Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides.  If no parent is living and the Administrative Committee decides not to select a custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

6.3Payments on Behalf of Persons Under Incapacity.  In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Administrative Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrative Committee may direct that such payment be made to any person found by the Administrative Committee, in its sole judgment, to have assumed the care and guardianship of such person.  Any payment made pursuant to such determination shall constitute a full release and discharge of any and all liability of the Administrative Committee and the Company and each Participating Affiliate under the Plan.

6.4Inability to Locate Payee.  In the event that the Administrative Committee is unable to locate a Participant or Beneficiary within two (2) years following the scheduled Payment Date, the amount allocated to the Participant’s Account shall be forfeited.  If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

ARTICLE 7
Administration/Claims Procedures

7.1Administration.  The Plan shall be administered by the Administrative Committee which shall be the Compensation Committee of the Board of Directors of the Company or such other person or persons as may be appointed by the Board of Directors to administer the Plan.  The Administrative Committee shall have the exclusive right and full discretion (i) to appoint agents or other delegates to act on its behalf in the day to day administration of the Plan, (ii) to interpret the Plan, (iii) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies, or omissions), (iv) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (v) to make all other determinations and resolve all questions of fact necessary or advisable for the administration of

Schnitzer Steel Industries Deferred Compensation Plan

the Plan, including determinations regarding eligibility for benefits payable under the Plan.  All interpretations by the Administrative Committee and its agents or other delegates with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby and shall be given the maximum possible deference permitted by law.  No member of the Administrative Committee or agent or other delegate thereof shall be liable for any determination, decision, or action made in good faith with respect to the Plan.  Each of the Employers shall indemnify and hold harmless the members of the Administrative Committee and its agents or other delegates from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act or omission, in connection with the performance of such persons’ duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.  Each decision of a majority of the members of the Administrative Committee then in office shall constitute the final and binding act of the Administrative Committee.  The Administrative Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken.  Except as otherwise specifically or generally directed by the Administrative Committee, any action of the Administrative Committee may be evidenced by a writing signed by any member thereof.

7.2Claims Procedures.  Any Participant, former Participant or Beneficiary may file a written claim with the Administrative Committee setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit.  The Administrative Committee shall determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim.  The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period.  If additional information is necessary to make a determination on a claim, the claimant shall be advised of the need for such additional information within forty-five (45) days after the date of the claim.  The claimant shall have up to one hundred and eighty (180) days to supplement the claim information, and the claimant shall be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and (iv) an explanation of the procedure for further reviewing the denial of the claim and shall include an explanation of the claimant’s right to bring a civil action under ERISA Section 502(a) in the event of an adverse determination on review.

7.3Review Procedures.  Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial.  Such review shall be undertaken by the Administrative Committee and shall be a full and fair review. The claimant shall have the right to review all pertinent documents.  The Administrative Committee shall issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant’s request for review.  The decision

Schnitzer Steel Industries Deferred Compensation Plan

on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based and shall include an explanation of the claimant’s right to bring a civil action under ERISA Section 502(a) in the event of an adverse determination on review.

ARTICLE 8
Conditions Related to Benefits

8.1Nonassignability.  The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever.  Those benefits shall be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishments or executions to the fullest extent allowed by law.  Notwithstanding the foregoing, the Administrative Committee may establish procedures whereby some or all of one or more of a Participant’s Account balances may be accelerated and/or paid to an alternative payee pursuant to a domestic relations order which complies with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ii).

8.2No Right to Company or Employer Assets.  The benefits paid under the Plan shall be paid from the general funds of the Employer or the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Employer or the Company with no special or prior right to any assets of the Employer or the Company for payment of any obligations hereunder.

8.3Protective Provisions.  The Participant shall cooperate with the Administrative Committee by furnishing any and all information requested by the Administrative Committee, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrative Committee may deem necessary, consenting to insurance coverage and taking such other actions as may be requested by the Administrative Committee.  If the Participant refuses to so cooperate, the Employer and the Company shall have no further obligation to the Participant under the Plan.

8.4Compliance with Securities Laws.  All payments scheduled to be made under the Plan shall comply with all applicable securities laws and may be delayed if the Administrative Committee reasonably believes that making the payment will violate any federal or state securities laws, subject to compliance with all applicable laws.  Any such delayed payment will be made at the earliest date at which the Administrative Committee reasonably anticipates that the making of the payment will not cause such violation.  For this purpose, the making of a payment under the Plan that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code will not be treated as a violation of applicable law.

8.5Payments Subject to Code Section 162(m).  Any payment scheduled to be made under the Plan may be delayed, in the complete and sole discretion of the Administrative Committee, to the extent that the Company reasonably anticipates that if the payment were made as scheduled, the Employer’s deduction with respect to such payment would not be permitted due to the application of Code Section 162(m) and the delay of such payment may increase the likelihood that the Company would be able to deduct such amount.  Any such delayed payment shall be made at the earliest date the Administrate Committee reasonably anticipates that the

Schnitzer Steel Industries Deferred Compensation Plan

Employer’s deduction of such payment will not be barred by the application of Code Section 162(m), subject to compliance with all requirements of Code Section 409A.

8.6Recoupment Policy.  The Participant acknowledges and agrees that the participant’s Account balances and benefits payments under the Plan shall be subject, as determined in the discretion of the Administrative Committee, to the Company’s Executive Officer Incentive Compensation Recovery Policy, as the same may be amended from time to time or any replacement policy thereto, or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder).

8.7Withholding.  The Participant shall make appropriate arrangements with the Administrative Committee for satisfaction of any federal, state or local income tax withholding requirements, Social Security and other employee tax or other requirements applicable to the deferral, crediting, vesting or payment of benefits under the Plan.  The Company intends to deduct from each payment made under the Plan or any other compensation (including Company Contributions) payable to the Participant (or Beneficiary) all applicable taxes required to be withheld in respect of such payment or this Plan.  The Employer shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

8.8Receipt or Release.  Any payment made in good faith to a Participant or the Participant’s Beneficiary shall, to the extent thereof, be in full satisfaction of all claims against the Administrative Committee, the Company and each Participating Affiliate.  The Administrative Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.9Trust.  The Company ultimately shall be responsible for the payment of all benefits under the Plan.  At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for the payment of benefits under the Plan.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the creditors of the Company (or Employer).  Neither such trust or trusts, nor the assets thereof, however, shall be located outside of the United States.  Benefits paid to the Participant (or his or her Beneficiary) from any such trust or trusts shall be considered paid by the Company (or Employer) for purposes of meeting the obligations of the Company (or Employer) under the Plan.

ARTICLE 9
Miscellaneous

9.1Amendment or Termination of Plan.  The Administrative Committee or its authorized delegate may, at any time amend or terminate the Plan, except that no such amendment or termination may reduce a Participant’s Account balances, reduce or delay the vesting of a Participant’s Accounts or change the timing of payments except to the extent specifically permitted under Code Section 409A.  If the Plan is terminated, no further amounts shall be deferred hereunder, and amounts previously deferred or contributed to the Plan shall be fully vested and shall be paid in accordance with the provisions of the Plan as scheduled prior to the Plan termination.  Notwithstanding the foregoing, the Company may, in its complete and sole

Schnitzer Steel Industries Deferred Compensation Plan

discretion, accelerate distributions under the Plan, whether upon termination of the Plan or otherwise, under any circumstances specifically authorized under Code Section 409A not resulting in the imposition of additional Code Section 409A taxes or penalties.

9.2Errors in Account Statements, Deferrals or Distributions.  In the event an error is made in an Account statement, such error shall be corrected on the next statement following the date such error is discovered.  In the event of an error in deferral amount, the error shall be corrected as soon as administratively practicable after discovery; (i) in the case of an excess deferral, by distribution of the excess amount to the Participant, or, (ii) in the case of an under deferral, by reduction of other compensation payable to the Participant in compliance with all requirements of Code Section 409A.  In the event of an error in a distribution, the over or under payment shall be corrected by payment to or collection from the Participant consistent with the requirements of, or correction procedures established under, Code Section 409A, as soon as administratively practicable after the discovery of such error. In the event of an overpayment, the Administrative Committee may, at its discretion, offset other amounts payable to the Participant from the Employer (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law and subject to compliance with Code Section 409A) to recoup the amount of such overpayment(s).

9.3Employment Not Guaranteed.  Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or for services, or as giving any Participant any right to continue the provision of services in any capacity whatsoever to the Company or any Participating Affiliate.

9.4Successors of the Employer.  The rights and obligations of each Employer under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the applicable Employer.

9.5Notice.  Any notice or filing required or permitted to be given to the Company or the Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail to, in the case of the Company, the principal office of the Company, directed to the attention of the Administrative Committee, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Notices to the Company may be permitted by electronic communication according to specifications established by the Administrative Committee.

9.6Headings.  Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.7Gender, Singular and Plural.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

Schnitzer Steel Industries Deferred Compensation Plan

9.8Validity.  In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

9.9Waiver of Breach.  The waiver by the Company or Employer of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

9.10Governing Law.  The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.  In the event any provision of, or legal issue relating to, this Plan is not fully preempted by federal law, such issue or provision shall be governed by the laws of the State of Oregon (other than its conflict of laws provisions).

SCHNITZER STEEL INDUSTRIES, INC.

By____________________________

Title____________________________

Date____________________________

Schnitzer Steel Industries Deferred Compensation Plan

FORM DOL LETTER

The following letter must be filed with the Department of Labor for all ERISA Nonqualified Deferred Compensation Plans (or notice may be filed electronically) within 120 days of the effective date of the plan.  Please retain a copy of this letter (or evidence of electronic filing) with your plan documents for your records.

[LETTERHEAD OF COMPANY]

[DATE]

Top Hat Plan Exemption

Employee Benefits Security Administration

Room N-1513

U.S. Department of Labor

200 Constitution Avenue NW

Washington, DC 20210

Dear Sir or Madam:

[Company] hereby supplies the following information pursuant to Labor Department Regulations Section 2520.104-23:

1.Name and Address of Employer:

____________________________

____________________________

____________________________

2.Employer Identification Number:

____________________________

3. [Company] maintains the following plan primarily for the purpose of providing deferred compensation for a select group of highly compensated or management employees:

Number of Plans:1
Name of Plan:[Name of Plan]
Number of Employees in Plan:_______

[Company], a __________corporation

By____________________________

Title____________________________